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                                  EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

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
     Name                                     Jurisdiction of Incorporation
     ----                                     -----------------------------
     Cybex Financial Corporation.............        New York
     Eagle Performance Systems, Inc..........        Minnesota
     Cybex Fitness Gerate Vertriebs, GmbH....        Germany
     Cybex International UK Ltd..............        United Kingdom
     General Medical Equipment, Ltd..........        Barbados
     Lumex Bed Systems, Inc..................        Pennsylvania
     Tectrix Fitness Equipment, Inc..........        California
     Tectrix Fitness Equipment Limited.......        United Kingdom
     Tectrix Fitness Equipment Vertriebs GmbH        Germany
     CIC Leasing Company, LLC................        Massachusetts
     CIC Leasing Company (O), LLC............        Massachusetts